                                  Exhibit 5

                                  [LETTERHEAD]

                                  June 27, 1996

Board of Directors
Java Centrale, Inc.
1610 Arden Way, Suite 145
Sacramento, CA 95815

               RE:  Registration Statement on Form S-8
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Gentlemen:

     We are acting as your counsel in connection with the registration, under the Securities Act of 1933, as amended (the "Act"), of 1,200,000 shares of the no par value Common Stock (the "Shares") of Java Centrale, Inc. (the "Company"), which may be issued pursuant to those certain Stock Purchase Warrants (the "Warrants"), dated as of June 12, 1996, issued to Growth Science Ventures, Inc., The Hayden Group, and Meyers Pollock Robbins, Inc., (together, the "Consultants"). A Registration Statement on Form S-8 is proposed to be filed under the Act with respect to the Shares, and this opinion is proposed to be filed as an exhibit thereto.

     In connection with such registration, we have examined the Registration Statement, the Warrants, and such other documents as we deemed necessary in order to form the opinions herein expressed. As to various questions of fact material to such opinions, where relevant facts were not independently verified, we have relied upon statements of the Company's officers and representations of the two consultant corporations, and we have assumed the genuineness of all documents, and copies of documents, provided to us by the Company.

     Based upon and subject to the foregoing, after having given due regard to such issues of law as we have deemed relevant and assuming that (i) the Registration Statement becomes and remains effective, (ii) the prospectus delivered to the Consultants, and the Company's delivery procedures, fulfill all the requirements of the Act through all periods relevant to this opinion, and
(iii) all issuances of the Shares are made in compliance with the Agreements, the Blue Sky Laws of any states having jurisdiction over such issuances, and the Act, we are of the opinion that the Shares, when issued, will be validly issued, fully paid, and nonassessable.

Board of Directors
June 27, 1996
Page 2

     Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Securities Act of 1933, as amended.

     This opinion is furnished solely in connection with the Registration Statement, and may not be used for any other purpose without our express written consent.

                                   Very truly yours,

                                   ROSENBLUM, PARISH & ISAACS, PC


                                   By: /s/ PHILIP S. BOONE, JR.
                                       ------------------------
                                        A Member of the Firm